Exhibit 10.5
RESTRICTED STOCK UNIT AGREEMENT
FOR DIRECTORS UNDER THE
CIRCOR INTERNATIONAL, INC.
2014 STOCK OPTION AND INCENTIVE PLAN

Name of Awardee: Participant Name
Awardee Solium Number: XXX
Number of Restricted Stock Units: XXXX
Award Date: March 4, 2019

Pursuant to the CIRCOR International, Inc. 2014 Stock Option and Incentive Plan (the “Plan”), CIRCOR International, Inc. (the “Company”) hereby grants to the Awardee named above, who is a director of the Company or any of its Subsidiaries, an award (the “Award”) of Restricted Stock Units (“RSUs”) subject to the terms and conditions set forth herein and in the Plan.

1.    Vesting Schedule. No portion of this Award may be received until such portion shall have vested. Except as otherwise set forth in this Agreement or in the Plan, the RSUs will cliff vest at the end of a one-year and 30 day period on the following basis, subject to continued directorship with the Company on the vesting date:

Number of
Restricted Stock Units    Vesting Date
(XXX)    April 4, 2020

In the event of a Change of Control as defined in Section 14.3 of the Plan, this Award shall become immediately vested whether or not this Award or any portion thereof is vested at such time.

2.    Deferral of Award.

(a)    Each vested RSU entitles Awardee to receive one share of the Company’s Common Stock (the “Stock”) on the later of (i) the vesting date for such RSU or (ii) the end of the deferral period specified by Awardee. Any deferral period must be expressed as a number of whole years, not less than one (1), beginning on the Award Date. Such deferral election shall be made within 30 days of the Award Date. This deferral period will apply only to deferral elections made on the specific Deferral Election Form. In addition, any such deferral must apply to receipt of all shares of Stock underlying the entire Award; for example, a deferral period of seven (7) years would result in Awardee receiving shares of Stock underlying the entire Award seven (7) years from the Award Date regardless of the fact that the RSUs may have vested at differing times. If no deferral period is specified on the Deferral Election Form, Stock will be issued as soon as practicable (but not later than sixty (60) days) after vesting of the RSUs.

(b)    Shares of Stock underlying the RSUs shall be issued and delivered to Awardee in accordance with paragraph (a) and upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on Awardee.

(c)    Until such time as shares of Stock have been issued to Awardee pursuant to paragraph (b) above, and except as set forth in paragraph (d) below regarding dividends and dividend equivalents, Awardee shall not have any rights as a holder of the shares of Stock underlying this Award including but not limited to voting rights.

(d)    Until such time as RSUs have vested pursuant to the terms hereof, dividend equivalents shall be accrued with respect to each share of Stock underlying the RSUs such that, upon distribution of such RSUs, all dividend equivalents so accrued (without interest) shall be paid in cash to Awardee. In addition, with respect to RSUs which have vested but have not been converted into shares of

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Stock pursuant to a valid deferral election by Awardee, dividends on the shares of Stock underlying such RSUs shall be paid in cash to Awardee upon distribution of such RSUs.

3.    Termination of Directorship or Other Business Relationship. If the Awardee's directorship or other business relationship with the Company or a Subsidiary (as defined in the Plan) is terminated for any reason except as otherwise set forth in this Section 3, Awardee’s right in any RSUs that are not vested shall automatically terminate upon the effective date of such termination of directorship or other business relationship with the Company and its Subsidiaries and such RSUs shall be cancelled as provided within the terms of the Plan and shall be of no further force and effect.

a)Termination Due to Death. If the Awardee’s directorship terminates by reason of the Awardee’s death, (excluding death by suicide), all outstanding awards shall become vested as of the date of death and the Company, within 2 1/2 months following the effective date of such termination, shall issue all outstanding shares of Stock to Awardee’s designated beneficiary or estate executor.

b)Termination Due to Disability. If the Awardee’s directorship terminates by reason of the Awardee’s disability as determined by the Administrator, all outstanding awards shall become vested as of the date of disability and the Company, within 2 1/2 months following the effective date of such termination, shall issue all outstanding shares of Stock to Awardee.

c)Termination Due to Retirement. If the Awardee’s directorship is terminated by reason of the Awardee’s retirement from the Board, as may be permitted by the Board in its sole discretion, pro-rata vesting of unvested RSUs shall apply based on the number of days elapsed in the vesting period as of the retirement date. The Company shall issue such outstanding shares of Stock within 2½ months of the retirement date; provided, however, that Stock shall not be issued with respect to any vested RSUs for which valid deferral elections have been made until the deferral dates set forth in such deferral elections.

d)Termination for Cause. If the Awardee’s directorship terminates for Cause (as determined by the Administrator in its sole discretion), all unvested RSUs shall terminate immediately and be of no further force and effect.

e)Termination without Cause. If the Awardee’s directorship is terminated by the Company without Cause and unless otherwise determined by the Administrator, any portion of this Award that is not exercisable by time of such termination shall terminate immediately and be of no further force and effect.

f) Termination of Directorship by Awardee. If the Awardee terminates his or her directorship, this Award shall terminate immediately upon notice by the Awardee of such termination and be of no further force and effect.

g)Miscellaneous. The Administrator’s determination of the reason for termination of the Awardee’s directorship shall be conclusive and binding on the Awardee and his or her representatives or legatees. Any portion of this Award that is unvested after the application of this Section 3 shall be cancelled immediately upon any termination of directorship and shall not be exercisable by the Awardee.

4.    Section 409A. Unless receipt of Shares is deferred in accordance with this Agreement, payments under this Agreement are intended to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, accordingly, the terms of this Award Agreement shall be construed to preserve such exemption. Neither the Company nor any of its affiliates shall be liable to the Awardee (or any other individual claiming a benefit through the Awardee) for any tax, interest, or penalties the Awardee might owe as a result of participation in the Plan, and the Company and its affiliates shall have no obligation to indemnify or otherwise protect the Awardee from the obligation to pay any taxes pursuant to Section 409A of the Code.

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5.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.    Transferability. This Agreement is personal to Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Award is available, during Awardee's lifetime, only to Awardee, and thereafter, only to Awardee's designated beneficiary or estate.

7.    No Tax Withholding. For CIRCOR directors, the gross number of shares will be distributed and the director will be required to make necessary tax payments.

8.    Non-Compete/Non-Solicitation Agreement. Awardee is receiving the Award provided for herein in part because the Company has determined that Awardee is a key contributor to the continued success of the Company. As such, Awardee is privy to certain proprietary information which the Company considers to be competition sensitive. The Company, therefore, would be materially harmed were Awardee to leave the Company and perform services on behalf of a competitor or if the Awardee were to solicit (i) customers to do business with a competitor of the Company or (ii) employees of the Company to leave the Company. Accordingly, in consideration of Awardee’s receipt of the Award, Awardee covenants and agrees that, for a period of two (2) years following the termination of Awardee’s affiliation with the Company (whether as an employee or non-employee director), Awardee shall not, anywhere in the world, own, manage, operate, join, control, promote, invest or participate in or be connected with in any capacity (either as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity) with any business individual, partnership, firm, corporation or other entity which is engaged wholly or partly in the design, manufacture, development, distribution, marketing or sales of any products which compete with the Company’s then current lines of business for which Awardee, during the two year period immediately preceding termination of affiliation with the Company, had managerial responsibility or otherwise provided regular services. Awardee agrees that this provision is reasonable in view of the relevant market for the Company’s products and services and that any breach hereof would result in continuing and irreparable harm to the Company. The foregoing, however, shall not prevent Awardee from making passive investments in a competitive enterprise whose shares are publicly traded if such investment constitutes less than five percent (5%) of such enterprise’s outstanding capital stock. In addition, Awardee, for a period of two years following the termination of Awardee’s affiliation with the Company shall not directly or indirectly (1) induce, solicit, request or advise any Customers (as defined below) to patronize any business which competes with any business of the Company for which Awardee either (a) has had any management responsibility, (b) has otherwise provided regular services during his affiliation with Company, or (c) has had access to confidential or proprietary information; or (2) entice, solicit, request or advise any employee of the Company to leave the Company’s employment or to otherwise accept employment (or other affiliation) with any person, firm or business with which Awardee has an employment or consulting relationship. As used above, “Customers” means all customers of any such business of the Company. Notwithstanding the provisions of this paragraph 8, if Awardee is an employee or resident of a state in which non-compete provisions of the type set forth in this paragraph 8 are not enforceable, then the non-compete provisions of this paragraph 8 shall not apply; the non-solicitation provisions of this paragraph 8, however, shall continue to apply. In addition, in the event that a court of competent jurisdiction determines that any of the restrictions set forth in this paragraph 8 are impermissible in scope and/or duration, Awardee and the Company intend that such court shall revise such scope and/or duration as the court deems reasonable rather than invalidating any such restrictions.

9.    Effect of Agreement. If Awardee is a party to an agreement with the Company and any provisions set forth in such agreement conflict with the provisions set forth in this Restricted Stock Unit Award Agreement, the provisions set forth in such agreement shall override such conflicting provisions set forth herein.

10.    Miscellaneous.

(a)    Notice hereunder shall be given to the Company at its principal place of business, and shall be given to Awardee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

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(b)    This Award does not confer upon Awardee any rights with respect to continuance of relationship with the Company or any Subsidiary.

(c)    Pursuant to the Plan, the Committee may at any time amend or cancel any outstanding portion of this Award, but no such action may be taken which adversely affects Awardee's rights under this Agreement without Awardee's consent.

CIRCOR INTERNATIONAL, INC.

By:

Scott Buckhout
Title:      President and CEO

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:

Name:    Awardee

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DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
DEFERRAL ELECTION FORM

This Restricted Stock Unit (“RSU”) Award Agreement Deferral Election Form (“Deferral Election Form”) is entered into by and between CIRCOR International, Inc. (the “Company”) and Awardee, who is an eligible participant in the CIRCOR International, Inc. 2014 Stock Option and Incentive Plan (the “Plan”). The Plan provisions are incorporated herein by reference in their entirety and supersede any conflicting provisions contained in this Deferral Election Form. Neither this Deferral Election Form nor the Plan shall be construed as giving Awardee any right to continue to be employed by or perform services for the Company or any subsidiary or affiliate thereof. This deferral election is effective for this award only.

1.	Deferral of Restricted Stock Units
Awardee will be fully vested in one year after the date such RSU is awarded, provided that Awardee has maintained directorship with the Company for such one year period. The RSUs will vest over a one year and 30 day period on the following basis:

Restricted Stock Units    Vesting Date

(XXX)    April 4, 2020

Each vested RSU entitles Awardee to receive one share of the Company’s Common Stock (the “Stock”) on the later of (i) the vesting date for such RSU or (ii) the end of the deferral period specified by Awardee. Any deferral period must be expressed as a number of whole years, not less than Three (3), beginning on the Award Date. Such deferral election shall be made within 30 days of the Award Date. This deferral period will apply only to deferral elections made on the specific Deferral Election Form. In addition, any such deferral must apply to receipt of all shares of Stock underlying the entire Award; for example, a deferral period of seven (7) years would result in Awardee receiving shares of Stock underlying the entire Award seven (7) years from the Award Date regardless of the fact that the RSUs may have vested at differing times. If no deferral period is specified on the Deferral Election Form, Stock will be issued as soon as practicable upon vesting of the RSUs.

☐    I wish to receive shares immediately upon vesting of each tranche.

☐    I wish to defer receipt of all shares until ______ years (minimum of 3) after the Award Date.

2.	Designation of Beneficiary (Optional)
Awardee may designate a beneficiary to receive payments or shares of Stock in the event of Awardee’s death. Awardee may designate his or her beneficiaries on line within their Solium account under the “Personal Profiles and Passwords” tab.

NOTE: This beneficiary designation will apply to Awardee’s entire interest in the Plan, revoking any prior beneficiary designation. However, if Awardee does not designate a beneficiary, Awardee’s prior beneficiary designation (if any) will remain in effect. An Awardee may change or revoke his or her beneficiary designation at any time within their Solium account as noted above.

3.	Effective Date of Election

This Deferral Election Form must be received by the Company no later than April 4, 2019 and will become irrevocable on such date. Awardee may revise this Restricted Stock Unit Award Agreement with respect to the deferral period no later than such due date, by contacting the Corporate Treasurer of the Company.

CIRCOR INTERNATIONAL, INC.                AWARDEE
By:                            By:

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Name:    Scott Buckhout    Date:            Name:     Awardee     Date:
President and CEO

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